Exhibit 5.1

SIDLEY AUSTIN LLP	BEIJING BOSTON BRUSSELS CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
ONE SOUTH DEARBORN STREET

CHICAGO, IL 60603
(312) 853 7000
(312) 853 7036 FAX

FOUNDED 1866

April 17, 2015

DaVita HealthCare Partners Inc.

2000 16th Street

Denver, Colorado 80202

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-203394 (the “Registration Statement”), filed by DaVita HealthCare Partners Inc., a Delaware corporation (the “Company”), and the direct and indirect subsidiaries of the Company listed in Exhibit A hereto (collectively, the “Guarantors”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act. Pursuant to the Registration Statement, the Company is issuing $1,500,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2025 (the “Notes”), and the Guarantors are issuing their guarantees of the Notes (the “Guarantees”, and together with the Notes, the “Securities”). The Securities are being issued under an indenture dated as of April 17, 2015 (the “Indenture”) among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”). The Securities are to be sold by the Company pursuant to an underwriting agreement dated April 14, 2015 (the “Underwriting Agreement”), by and among the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the prospectus, dated April 14, 2015, included in the Registration Statement, the preliminary prospectus supplement, dated April 14, 2015, filed with the SEC pursuant to Rule 424(b) under the Securities Act, the final prospectus supplement, dated April 14, 2015, filed with the SEC pursuant to Rule 424(b) under the Securities Act, the Indenture, the Underwriting Agreement, the Securities in global form and the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Indenture, the Underwriting Agreement and the issuance of the Notes by the Company and the resolutions adopted by the board of directors or similar governing body of each Guarantor set forth on Exhibit B (each, a “Specified Guarantor”, and collectively, the “Specified Guarantors”) relating to the Registration Statement, the Indenture, the Underwriting Agreement and the issuance by such Specified Guarantor of its Guarantee. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements,

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

DaVita HealthCare Partners Inc.

April 17, 2015

documents, certificates and statements of the Company and the Specified Guarantors and other corporate, limited liability company or limited partnership, as the case may be, documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the Guarantors.

Based on and subject to the foregoing and the other limitations and qualifications set forth herein, we are of the opinion that, when the Notes have been duly authenticated by the Trustee in accordance with the Indenture and the Securities have been delivered to the purchasers of the Securities and paid for as provided in the Underwriting Agreement, the Notes will be the validly issued and binding obligations of the Company and the Guarantees will be valid and binding obligations of the Guarantors.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument, (ii) such Instrument has been duly authorized, executed and delivered by each party thereto, and (iii) such Instrument was at all times and is a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto; provided that (x) we make no such assumption in clause (i) or (ii) insofar as such assumption relates to the Company or the Specified Guarantors and (y) we make no assumption in clause (iii) insofar as such assumption relates to the Company or any Guarantor. We have also assumed that no event has occurred or will occur that would cause the release of the Guarantee by any Guarantor under the terms of the Indenture.

This opinion letter is limited to the laws of the States of California, Illinois, New York and Texas and the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

DaVita HealthCare Partners Inc.

April 17, 2015

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP
Sidley Austin LLP

Exhibit A

List of Guarantors

Name of Guarantor	State of Incorporation or Formation
ABQ Health Partners, LLC	Delaware
Alamosa Dialysis, LLC	Delaware
Arizona Integrated Physicians, Inc.	Delaware
Carroll County Dialysis Facility, Inc.	Maryland
Continental Dialysis Center of Springfield-Fairfax, Inc.	Virginia
Continental Dialysis Centers, Inc.	Virginia
DaVita—West, LLC	Delaware
DaVita of New York, Inc.	New York
DaVita Rx, LLC	Delaware
Dialysis Holdings, Inc.	Delaware
Dialysis Specialists of Dallas, Inc.	Texas
DNH Medical Management, Inc.	California
DNP Management Company, LLC	Delaware
Downriver Centers, Inc.	Michigan
DVA Healthcare of Maryland, Inc.	Maryland
DVA Healthcare of Massachusetts, Inc.	Massachusetts
DVA Healthcare of Pennsylvania, Inc.	Pennsylvania
DVA Healthcare Procurement Services, Inc.	California
DVA Healthcare Renal Care, Inc.	Nevada
DVA Laboratory Services, Inc.	Florida
DVA of New York, Inc.	New York
DVA Renal Healthcare, Inc.	Tennessee
East End Dialysis Center, Inc.	Virginia
Elberton Dialysis Facility, Inc.	Georgia
Flamingo Park Kidney Center, Inc.	Florida
Fort Dialysis, LLC	Delaware
Freehold Artificial Kidney Center, L.L.C.	New Jersey
Greenspoint Dialysis, LLC	Delaware
HealthCare Partners Arizona, LLC	Arizona
HealthCare Partners ASC-LB, LLC	California
HealthCare Partners Holdings, LLC	California
HealthCare Partners Nevada, LLC	Nevada
HealthCare Partners South Florida, LLC	Florida
HealthCare Partners, LLC	California
Hills Dialysis, LLC	Delaware
Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership	Delaware
JSA Care Partners, LLC	Florida

DaVita HealthCare Partners Inc.

April 17, 2015

JSA Healthcare Corporation	Delaware
JSA Healthcare Nevada, L.L.C.	Nevada
JSA Holdings, Inc.	Delaware
JSA P5 Nevada, L.L.C.	Nevada
Kidney Care Services, LLC	Delaware
Knickerbocker Dialysis, Inc.	New York
Las Vegas Solari Hospice Care, LLC	Delaware
Liberty RC, Inc.	New York
Lincoln Park Dialysis Services, Inc.	Illinois
Maple Grove Dialysis, LLC	Delaware
Mason-Dixon Dialysis Facilities, Inc.	Maryland
Medical Group Holding Company, LLC	New Mexico
Nephrology Medical Associates of Georgia, LLC	Georgia
Neptune Artificial Kidney Center, L.L.C.	New Jersey
North Atlanta Dialysis Center, LLC	Delaware
North Colorado Springs Dialysis, LLC	Delaware
Northridge Medical Services Group, Incorporated	California
Palo Dialysis, LLC	Delaware
Patient Pathways, LLC	Delaware
Physicians Choice Dialysis Of Alabama, LLC	Delaware
Physicians Choice Dialysis, LLC	Delaware
Physicians Dialysis Acquisitions, Inc.	Delaware
Physicians Dialysis Ventures, LLC	Delaware
Physicians Management, LLC	Delaware
Renal Life Link, Inc.	Delaware
Renal Treatment Centers—California, Inc.	Delaware
Renal Treatment Centers—Hawaii, Inc.	Delaware
Renal Treatment Centers—Illinois, Inc.	Delaware
Renal Treatment Centers—Mid-Atlantic, Inc.	Delaware
Renal Treatment Centers—Northeast, Inc.	Delaware
Renal Treatment Centers—Southeast, LP	Delaware
Renal Treatment Centers—West, Inc.	Delaware
Renal Treatment Centers, Inc.	Delaware
RMS Lifeline Inc.	Delaware
Rocky Mountain Dialysis Services, LLC	Delaware
Shining Star Dialysis, Inc.	New Jersey
Sierra Rose Dialysis Center, LLC	Delaware
Southwest Atlanta Dialysis Centers, LLC	Delaware
The DaVita Collection, Inc.	California
THP Services, Inc.	California

DaVita HealthCare Partners Inc.

April 17, 2015

Total Acute Kidney Care, Inc.	Florida
Total Renal Care Texas Limited Partnership	Delaware
Total Renal Care, Inc.	California
Total Renal Laboratories, Inc.	Florida
Total Renal Research, Inc.	Delaware
TRC—Indiana, LLC	Indiana
TRC of New York, Inc.	New York
TRC West, Inc.	Delaware
Tree City Dialysis, LLC	Delaware
VillageHealth DM, LLC	Delaware

Exhibit B

List of Specified Guarantors

Name of Guarantor	State of Incorporation or Formation
ABQ Health Partners, LLC	Delaware
Alamosa Dialysis, LLC	Delaware
Arizona Integrated Physicians, Inc.	Delaware
DaVita—West, LLC	Delaware
DaVita of New York, Inc.	New York
DaVita Rx, LLC	Delaware
Dialysis Holdings, Inc.	Delaware
Dialysis Specialists of Dallas, Inc.	Texas
DNH Medical Management, Inc.	California
DNP Management Company, LLC	Delaware
DVA Healthcare Procurement Services, Inc.	California
DVA of New York, Inc.	New York
Fort Dialysis, LLC	Delaware
Greenspoint Dialysis, LLC	Delaware
HealthCare Partners ASC-LB, LLC	California
HealthCare Partners Holdings, LLC	California
HealthCare Partners, LLC	California
Hills Dialysis, LLC	Delaware
Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership	Delaware
JSA Healthcare Corporation	Delaware
JSA Holdings, Inc.	Delaware
Kidney Care Services, LLC	Delaware
Knickerbocker Dialysis, Inc.	New York
Las Vegas Solari Hospice Care, LLC	Delaware
Liberty RC, Inc.	New York
Lincoln Park Dialysis Services, Inc.	Illinois
Maple Grove Dialysis, LLC	Delaware
North Atlanta Dialysis Center, LLC	Delaware
North Colorado Springs Dialysis, LLC	Delaware
Northridge Medical Services Group, Incorporated	California
Palo Dialysis, LLC	Delaware
Patient Pathways, LLC	Delaware
Physicians Choice Dialysis Of Alabama, LLC	Delaware
Physicians Choice Dialysis, LLC	Delaware
Physicians Dialysis Acquisitions, Inc.	Delaware
Physicians Dialysis Ventures, LLC	Delaware
Physicians Management, LLC	Delaware
Renal Life Link, Inc.	Delaware

DaVita HealthCare Partners Inc.

April 17, 2015

Renal Treatment Centers—California, Inc.	Delaware
Renal Treatment Centers—Hawaii, Inc.	Delaware
Renal Treatment Centers—Illinois, Inc.	Delaware
Renal Treatment Centers—Mid-Atlantic, Inc.	Delaware
Renal Treatment Centers—Northeast, Inc.	Delaware
Renal Treatment Centers—Southeast, LP	Delaware
Renal Treatment Centers—West, Inc.	Delaware
Renal Treatment Centers, Inc.	Delaware
RMS Lifeline Inc.	Delaware
Rocky Mountain Dialysis Services, LLC	Delaware
Sierra Rose Dialysis Center, LLC	Delaware
Southwest Atlanta Dialysis Centers, LLC	Delaware
The DaVita Collection, Inc.	California
THP Services, Inc.	California
Total Renal Care Texas Limited Partnership	Delaware
Total Renal Care, Inc.	California
Total Renal Research, Inc.	Delaware
TRC of New York, Inc.	New York
TRC West, Inc.	Delaware
Tree City Dialysis, LLC	Delaware
VillageHealth DM, LLC	Delaware